                                                                    EXHIBIT 99.1


                                                                    NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE

CONTACT:
Magainin Pharmaceuticals Inc.                              Burns McClellan, Inc.
-----------------------------                              ---------------------
Dennis Molnar                                               Miriam Weber (media)
(610) 941-4020                                           John Nugent (investors)
                                                                  (212) 213-0006


           MAGAININ PHARMACEUTICALS RECEIVES REGULATORY NOTIFICATION
                      THAT LOCILEX CREAM IS NOT APPROVABLE


Plymouth Meeting, PA, July 26, 1999 -- Magainin Pharmaceuticals Inc. (NASDAQ:
MAGN) today announced that the Company has received notification from the U.S. Food and Drug Administration (FDA) that their New Drug Application (NDA) for LOCILEX(TM) CREAM (pexiganan acetate cream 1%) has been deemed not approvable.

"We are very disappointed in the outcome of our submission for LOCILEX(TM) CREAM, however, we continue to believe in the need for a non-systemic antibiotic for this indication," said Michael R. Dougherty, President and Chief Executive Officer of Magainin Pharmaceuticals Inc. "We expect to consult with SmithKline Beecham, our marketing partner, as to the further development of this product. Beyond LOCILEX(TM) CREAM, we believe there is substantial value in other programs at Magainin, including squalamine, our anti-angiogenic agent in Phase II clinical testing in solid tumors, and our respiratory program, focused on the role of IL9 in asthma. We expect to intensify our efforts in the business development arena, and also evaluate other strategic alternatives."

Magainin Pharmaceuticals Inc. is a biopharmaceutical company engaged in the development of medicines for serious diseases. The Company's development efforts are focused on anti-infectives, oncology, and pulmonary and allergic disorders. For company information, visit Magainin Pharmaceuticals on the World Wide Web at http://www.magainin.com.
-----------------------

This announcement contains statements by the Company that involve risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, the risks and uncertainties discussed in this announcement as well as those discussed under "Risk Factors" set forth in Item 1 of the Company's Annual Report on Form 10K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. Furthermore, the Company disclaims any obligation or intent to update any such factors or forward-looking statements to reflect future events or developments.

                                      ###